EXHIBIT 10.17

TENE NON-COMPETE COMMITMENT

July 18, 2011

To

Caesarstone Sdot-Yam Ltd.

We hereby undertake that as long as we hold, directly or indirectly, more than 10% of your share capital, we will not compete, directly or indirectly, with the field of your activities.

This undertaking will become effective on and subject to the completion of an IPO by you before December 31, 2011.

In witness hereof we have hereunto signed:
Tene Kibbutz Investments Management Ltd
Tene Investment In Quartz Surfaces LLP
Tene Investment In Quartz Surfaces B. (Parallel) LLP

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